[Piper Marbury Rudnick & Wolfe LLP Letterhead]

                                                              Exhibit 99(l)(2)
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE (410) 580-3000
FAX   (410) 580-3001




                                 August 16, 2001

The Hyperion Total Return Fund, Inc.
One Liberty Plaza
165 Broadway, 36th Floor
New York, New York 10006-1404

         Re:      Registration Statement on Form N-2

Ladies and Gentlemen:

         We have acted as special Maryland counsel to The Hyperion Total Return Fund, Inc., a Maryland corporation (the "Fund"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by the Fund of up to 7,644,525 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Fund, pursuant to a registration statement filed with the Securities and Exchange Commission (the "Commission") on Form N-2, as amended (File Nos. 333-64994 and 811-05820) (the "Registration Statement"). This opinion is being furnished at your request in connection with the filing of the Registration Statement with the Commission.

         In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) The Charter of the Fund certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

                  (b)  The By-Laws of the  Fund.

                  (c)  The Registration Statement.

                  (d) The minutes of proceedings of the Board of Directors of the Fund relating to (i) the authorization of the issuance of the Shares, and (ii) the authorization of the Registration Statement and the transactions contemplated thereby.

                  (e) A short-form Good Standing Certificate for the Fund, dated a recent date, issued by the MSDAT.

                  (f) A Certificate of Assistant Secretary of the Fund, dated as of the date hereof, as to certain factual matters (the "Certificate").

                  (g) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

         In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that:

     1. The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

     2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Shares will not cause the Fund to issue shares of Common Stock in excess of the number authorized by the Fund's Charter at the time of issuance of the Shares. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and principles of conflicts of laws) of the State of Maryland as currently in effect. We assume no obligation to update or supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as Exhibit 99(l)(2) to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.


                                           Very truly yours,


                                           /s/ Piper Marbury Rudnick & Wolfe LLP